Exhibit 4.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

Date of Note:	[●]
Principal Amount of Note:	USD$[●]

For value received, Marchex, Inc., a Delaware corporation (the “Company”), promises to pay to [STOCKHOLDER] (the “Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 6% per annum. Interest will commence on the date of issuance (the “Issue Date”) of this convertible promissory note (this “Note”) and will continue on the outstanding principal amount until paid in full or converted. Interest will be computed on the basis of a year of 360 days for the actual number of days elapsed.

1.
Basic Terms.
(a)
Payments. All payments of interest and principal will be in lawful money of the United States of America.
(b)
Prepayment. The Company may not prepay this Note prior to each Maturity Date without the consent of the Holder.
2.
Definitions. In addition to the terms defined above, the following terms used in this Note shall be construed to have the meanings set forth or referenced below.
(a)
“Board” means the Board of Directors of the Company.
(b)
“Closing” means the definition as set forth in that Stock Purchase Agreement, by and among the Stockholders of Archenia, Inc. and Marchex, Inc., dated as of May 8, 2026.
(c)
“Class B Common Stock” means the Company’s Class B common stock, par value USD$0.01 per share.
(d)
“Note Balance” means, at any time, the outstanding principal amount and all accrued but unpaid interest on this Note.
(e)
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(f)
“Securities Act” shall mean the Securities Act of 1933, as amended.
3.
Maturity.
(a)
The principal amount of the Note shall be due and payable in three equal (3) tranches, as follows (each a “Maturity Date”):

(i)
The first Maturity Date is the date that is twelve (12) months following the Closing Date.
(ii)
The second Maturity Date is the date that is eighteen (18) months following the Closing Date.
(iii)
The third Maturity Date is the date that is twenty-four (24) months following the Closing Date.
(b)
All interest that accrues under this Note shall be due and payable along with the portion of the principal amount due on each Maturity Date.
4.
Conversion and Repayment.
(a)
Optional Conversion. At any time prior to the Note Balance being fully paid, upon the written request of Holder, the Note Balance shall be converted, in whole or in part, into shares of the Company’s Class B Common Stock at a conversion price equal to $1.80 per share.
(b)
Procedure for Conversion. In connection with any conversion of this Note into Class B Common Stock, the Holder will deliver to the Company any documentation reasonably required by the Company.
5.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the Issue Date (except to the extent that a representation or warranty states that it is accurate only as of an earlier date) as follows (for purposes of these representations and warranties, the term “Company” shall include any subsidiaries of the Company, unless otherwise noted herein):
(a)
Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. For the purposes of this Section 4, “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.
(b)
Authorization. All corporate action required to be taken by the Board and the Company stockholders in order to authorize the Company to issue this Note has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Note and the performance of all obligations of the Company hereunder to be performed in connection with the issuance of this Note has been taken. This Note, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)
Valid Issuance. This Note and any shares of the Company’s Class B Common Stock issuable upon conversion of this Note (the “Conversion Shares” and, together with this Note, the “Securities”), when issued and delivered in accordance with the terms and for the consideration set forth herein, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than

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restrictions on transfer under the Company’s organizational documents, this Note, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Section 6 below and subject to certain filings pursuant to federal and state securities laws that may be filed after the Issue Date, if applicable, this Note and the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.
(d)
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Holder in Section 6 below, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the issuance of this Note, except for filings pursuant to applicable federal and state securities laws, which have been made or the Company will cause to be made in a timely manner.
(e)
Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation or bylaws, (ii) of any instrument, judgment, order, settlement, writ or decree, (iii) under any note, indenture or mortgage in any material respects, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, the violation of which would have a Material Adverse Effect, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Note, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either (A) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (B) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
(f)
Corporate Documents. The certificate of incorporation and bylaws of the Company as of the Issue Date are in the form made available to the Holder.
6.
Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the Issue Date:
(a)
Authorization. The Holder has full power and authority to enter into and purchase this Note. This Note, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b)
Purchase Entirely for Own Account. This Note is entered into with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Note, the Holder hereby confirms, that the Securities will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Holder has not been formed for the specific purpose of acquiring the Securities.
(c)
Disclosure of Information. Without lessening or obviating the representations and warranties of the Company set forth in Section 5, the Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate

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for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.
(d)
Restricted Securities. The Holder understands that the Securities have not been registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities, except as provided in the Stock Purchase Agreement. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.
(e)
No Public Market. The Holder understands that no public market now exists for the Note, and that the Company has made no assurances that a public market will ever exist for the Note.
(f)
Legends. The Holder understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends: (i) the legend set forth at the top of the Note, and (ii) any legend required by the securities laws of any state to the extent such laws are applicable to the Securities so legended.
(g)
Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(h)
No General Solicitation. Neither the Holder, nor any of its officers, directors, employees or agents, nor any of its stockholders on its behalf, has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.
(i)
Speculative Investment. The Holder is aware that the Holder’s investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks, and, having made the Holder’s own evaluation of the risks associated with this investment, the Holder is aware of, and the Holder has been advised that the Holder must bear, the economic risks of a purchase of the Securities indefinitely. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of protecting the Holder’s own interests in connection with the purchase of the Securities and evaluating the merits and risks of the Holder’s investment in the Company. The Holder has been provided, to the Holder’s satisfaction, with the opportunity to ask questions concerning the terms and conditions of the offering of the Securities, has had all such questions answered to the Holder’s satisfaction, and has had access to, and been supplied with, all additional information deemed necessary by the Holder to verify the accuracy of such information. The Holder can bear the economic risk of the purchase of the Securities and of the loss of the entire amount of the investment. The Holder is familiar with the type of investment that the Securities constitute and recognizes that an investment in the Company involves substantial risks, including risk of loss of the entire amount of such investment. The Holder has had the opportunity to review the proposed investment in the

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Company with the Holder’s own independent advisors. The Holder acknowledges that it may not be possible to liquidate the Holder’s investment at all.
(j)
Residence. The office or offices of the Holder in which its principal place of business is located is identified in the address or addresses of the Holder set forth in Section 8(j) below.
7.
Events of Default.
(a)
If any Event of Default (as defined below) occurs, at the option and upon the declaration of the Holder and upon written notice to the Company (which declaration and notice will not be required in the case of an Event of Default under subsection (ii), (iii), (iv), or (viii) below, and the result which would otherwise occur only upon declaration and notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such declaration and notice), this Note will accelerate and all principal and unpaid accrued interest will become immediately due and payable. The occurrence of any one or more of the following will constitute an “Event of Default”:
(i)
The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable; or
(ii)
The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (collectively, “Bankruptcy Laws”), or makes any assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any of the foregoing; or
(iii)
An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any Bankruptcy Laws now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.
8.
Miscellaneous Provisions.
(a)
Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.
(b)
Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.
(c)
Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.
(d)
Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.
(e)
Amendment. Any term of this Note may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8(e) shall be binding upon the Holder and each future holder of the Securities and the Company.

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(f)
Governing Law. This Note shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
(g)
Binding Agreement. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.
(h)
Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(i)
Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.
(j)
Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. Unless subsequently modified by written notice given in accordance with this Section 8(j), notice shall be given to the Company at Marchex, Inc., 1448 NW Market St., Suite 500, Seattle, WA 98107 (with a copy (which copy shall not constitute notice) to DLA Piper LLP (US), 701 Fifth Avenue, Suite 6900, Seattle, WA 98104, Attn: Andrew Ledbetter (andrew.ledbetter@us.dlapiper.com)), and notice shall be given to the Holder at the address provided on Holder’s signature page hereto.
(k)
Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
(l)
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
(m)
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party under this Note, upon any breach or default of such other party under this Note, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Note, or any waiver on the part of any party of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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(n)
Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party will be liable or bound to any other party in any manner with regard to such subjects by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

[Signature page follows.]

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Exhibit 4.1

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

MARCHEX, INC. By: Name: Title: *The Company’s Bank Information is attached hereto as Attachment 1.
HOLDER: [STOCKHOLDER] By: Name: Title: Address: _______________________________________ Email: ________________________________________

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ATTACHMENT 1

BANK INFORMATION

(Separately attached.)

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